As filed with the Securities and Exchange Commission on July 7, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

enCore Energy Corp.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

101 N. Shoreline Blvd. Suite 450 Corpus Christi, TX 78401 (361) 239-5449	78401
(Address of Principal Executive Offices)	(Zip Code)

enCore Energy Corp. Stock Option Plan

(Full title of the plan)

Cogency Global Inc.
122 E. 42nd Street, 18th Floor
New York, New York 10168
(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Gregory Zerzan enCore Energy Corp. 101 N. Shoreline Blvd. Suite 450 Corpus Christi, TX 78401 (361) 239-5449	Scott H. Kimpel Hunton Andrews Kurth LLP 2200 Pennsylvania Ave. NW Washington, DC 20037 (202) 955-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is being filed by enCore Energy Corp. (the “Company”) in accordance with the requirements of Form S-8 for the purpose of registering the issuance of common shares, of no par value, of the Company (the “Common Shares”) issuable in the future pursuant to awards made or to be made under the enCore Energy Corp. Stock Option Plan, as amended and restated November 30, 2021 (the “Stock Option Plan”).

In addition, this Registration Statement includes a prospectus (the “reoffer prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form F-3. The reoffer prospectus may be used for reofferings and resales on a continuous or delayed basis of Common Shares that have been issued to, or are issuable, to certain of the Company’s employees (including executive officers), directors and consultants identified as the selling securityholders in the reoffer prospectus (the “Selling Securityholders”) and that may be deemed to be “restricted securities” or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. The number of Common Shares included in the reoffer prospectus represents (i) Common Shares previously issued upon the exercise of options previously granted under the Stock Option Plan to Selling Securityholders, and (ii) Common Shares that may be issuable to Selling Securityholders who are executive officers or directors upon the exercise of options granted to such Selling Securityholders pursuant to the Stock Option Plan. The inclusion of such Common Shares herein does not necessarily represent a present intention to sell any or all such Common Shares by the Selling Stockholders. Moreover, the amount of such Common Shares to be reoffered or resold by means of the reoffer prospectus by the Selling Securityholders, and any other person with whom any of them is acting in concert for the purpose of selling Common Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

The documents containing the information specified in this Part I will be delivered as required by Rule 428(b)(1). Such documents are not required to be filed with the Securities and Exchange Commission (the “SEC”) as part of this Registration Statement.

Item 2. Company Information and Employee Plan Annual Information.*

*	As permitted by Rule 428 under the Securities Act this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. These documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

7,760,612 Shares

enCore Energy Corp.

Common Shares

This reoffer prospectus (this “reoffer prospectus”) relates to up to 7,760,612 Common Shares, no par value ("Shares"), of enCore Energy Corp., a British Columbia corporation (the “Company”, “enCore”, “we”, “us” or “our”), which may be offered from time to time by securityholders named in this reoffer prospectus that are our current or former officers, directors, employees and consultants (collectively, the “Selling Securityholders”) or their permitted transferees. The Shares registered hereby have been, or may in the future be, issued upon the exercise of options granted to the Selling Securityholders pursuant to the enCore Energy Corp. Stock Option Plan, as amended and restated on November 30, 2021 (the “Stock Option Plan”). Certain of the Selling Securityholders may be considered an “affiliate” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) of the Company. We will not receive any of the proceeds from the sale of the Shares by the Selling Securityholders made hereunder.

The Selling Securityholders may sell the Shares in a number of different methods and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of methods. The Selling Securityholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Securityholders may sell their Shares hereunder following the effective date of the Registration Statement of which this reoffer prospectus forms a part. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers. The Shares may be sold through underwriters or dealers which the Selling Securityholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Securityholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering Shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction, provided that the amount of Shares to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Shares are listed and posted for trading on the TSX Venture Exchange (“TSX-V”) in Canada under the symbol “EU” and on the NYSE American LLC (“NYSE American”) in the United States under the symbol “EU”. On July 6, 2023, the last trading day on the TSX-V prior to the date of this reoffer prospectus, the closing price of Shares on the TSX-V was C$2.95 per Share, and on July 6, 2023, the last trading day on the NYSE American prior to the date of this reoffer prospectus, the closing price Shares on the NYSE American was US$2.22 per Share.

Investing in our securities involves a high degree of risk that are described in the “Risk Factors” section beginning on page 2 of this reoffer prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state or provincial securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is July 7, 2023.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this reoffer prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This reoffer prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this reoffer prospectus or any applicable prospectus supplement. This reoffer prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this reoffer prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this reoffer prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

FORWARD-LOOKING INFORMATION AND STATEMENTS

This reoffer prospectus and the documents incorporated by reference herein contains statements that may constitute “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “project”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.

Forward-looking statements may include, but are not limited to, statements with respect to:

●	the Company’s future financial and operational performance;

●	the sufficiency of the Company’s current working capital, anticipated cash flow or its ability to raise necessary funds;

●	the anticipated amount and timing of work programs;

●	our expectations with respect to future exchange rates;

●	the estimated cost of and availability of funding necessary for sustaining capital;

●	forecast capital and non-operating spending;

●	the Company’s plans and expectations for its property, exploration, development, production, and community relations operations;

●	the use of available funds;

●	expectations regarding the process for and receipt of regulatory approvals, permits and licenses under governmental and other applicable regulatory regimes, including U.S. government policies towards domestic uranium supply;

●	expectations about future uranium market prices, production costs and global uranium supply and demand;

●	expectations regarding holding physical uranium for long-term investment;

●	the establishment of mineral resources on any of the Company’s current or future mineral properties (other than the Company’s properties that currently have an established mineral resource estimates);

●	future royalty and tax payments and rates;

●	expectations regarding possible impacts of litigation and regulatory actions; and

●	the completion of reclamation activities at former mine or extraction sites.

Such forward-looking statements reflect the Company’s current views with respect to future events, based on information currently available to the Company and are subject to and involve certain known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed in or implied by such forward-looking statements.

The forward-looking statements in this reoffer prospectus and the documents incorporated by reference herein are based on material assumptions, including the following:

●	our budget, including expected levels of exploration, evaluation and operations activities and costs, as well as assumptions regarding market conditions and other factors upon which we have based our income and expenditure expectations;

●	assumptions regarding the timing and use of our cash resources;

●	our ability to, and the means by which we can, raise additional capital to advance other exploration and evaluation objectives;

●	financial markets will not in the long term be adversely impacted by the COVID-19 pandemic;

●	our operations and key suppliers are essential services, and our employees, contractors and subcontractors will be available to continue operations;

●	our ability to obtain all necessary regulatory approvals, permits and licenses for our planned activities under governmental and other applicable regulatory regimes;

●	our expectations regarding the demand for, and supply of, uranium, the outlook for long-term contracting, changes in regulations, public perception of nuclear power, and the construction of new and ongoing operation of existing nuclear power plants;

●	our expectations regarding spot and long-term prices and realized prices for uranium;

●	our expectations that our holdings of physical uranium will be helpful in securing project financing and/or in securing long- term uranium supply agreements in the future;

●	our expectations regarding tax rates, currency exchange rates, and interest rates;

●	our decommissioning and reclamation obligations and the status and ongoing maintenance of agreements with third parties with respect thereto;

●	our mineral resource estimates, and the assumptions upon which they are based;

●	our, and our contractors’, ability to comply with current and future environmental, safety and other regulatory requirements and to obtain and maintain required regulatory approvals; and

●	our operations are not significantly disrupted by political instability, nationalization, terrorism, sabotage, pandemics, social or political activism, breakdown, natural disasters, governmental or political actions, litigation or arbitration proceedings, equipment or infrastructure failure, labor shortages, transportation disruptions or accidents, or other development or exploration risks.

The risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from any future results expressed in or implied by the forward-looking statements in this reoffer prospectus and the documents incorporated by reference herein include, but are not limited to, the following factors:

●	exploration and development risks;

●	changes in commodity prices;

●	access to skilled mining personnel;

●	results of exploration and development activities;

●	uninsured risks;

●	regulatory risks;

●	defects in title;

●	availability of materials and equipment, timeliness of government approvals and unanticipated environmental impacts on operations;

●	risks posed by the economic and political environments in which the Company operates and intends to operate;

●	the potential for losses arising from the expansion of operations into new markets;

●	increased competition;

●	assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products;

●	reliance on industry manufacturers, suppliers and others;

●	the failure to adequately protect intellectual property;

●	the failure to adequately manage future growth;

●	adverse market conditions; and

●	the failure to satisfy ongoing regulatory requirements.

In addition, the risks, assumptions, and other factors set out below under “Risk Factors” and incorporated by reference herein could cause actual results to differ materially from any future results expressed in or implied by the forward-looking statements in this reoffer prospectus and the documents incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. These risks, uncertainties, assumptions and other factors should be considered carefully, and prospective investors and readers should not place undue reliance on the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or information or statements to reflect information, events, results, circumstances or otherwise after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as required by applicable laws. New factors emerge from time to time, and it is not possible for management to predict all of such factors and to assess in advance the impact of each such fact on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements or information.

All of the forward-looking statements contained in this reoffer prospectus and the documents incorporated by reference herein and therein are qualified by the foregoing cautionary statements.

PROSPECTUS SUMMARY

This summary highlights selected information from this reoffer prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this reoffer prospectus, including the documents incorporated by reference herein. Potential investors should read the entire prospectus carefully, including the risks of purchasing our Shares discussed in “Risk Factors.”

Overview

enCore’s business objective is to be a leading, low cost and profitable in-situ recovery (“ISR”) uranium producer in the United States. Our management team believes uranium market conditions are improving as a result of realization of market supply-demand fundamentals and a shift toward de-globalization in the nuclear industry. There are many factors contributing to the change in global fundamentals including continued deferment of re-starts of existing standby and new primary sources of supply, along with a continued increase in the number of operating nuclear reactors and reactors under construction. According to the World Nuclear Association, globally there are 438 reactors operating, 59 reactors under construction, and 104 reactors planned for construction. Nuclear energy, fueled by uranium, is gaining acceptance as a clean and reliable energy source. The growing urgency to reduce carbon emissions world-wide has pushed nuclear energy generation to the forefront, with the United States being the world’s largest consumer of uranium. Currently, the U.S. is completely reliant on imported uranium, but as geopolitical changes are forcing the shift to deglobalize supply chains, domestic nuclear power utilities are looking to the U.S. as a source of uranium to secure a domestic supply chain and diversify their demand away from Russia, Kazakhstan, and China (Source: TradeTech Uranium Market Study 2022: Issue 4).

The Company was incorporated on October 30, 2009 under the Business Corporations Act (British Columbia) (the “BCBCA”) under the name “Dauntless Capital Corp.” The Company’s name was changed to “Tigris Uranium Corp.” on September 2, 2010, and changed to “Wolfpack Gold Corp.” on May 15, 2013. On August 15, 2014, the Company’s name was changed to its current name, “enCore Energy Corp.”

The Company is a reporting issuer in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, New Brunswick, Nova Scotia, Prince Edward Island, Newfoundland and Ontario. The Shares are listed for trading on the TSX-V and on the NYSE American under the symbol “EU.”

The principal offices of the Company are located at Suite 450, 101 N. Shoreline Blvd, Corpus Christi, Texas 78401, United States of America. Our telephone number is (361) 239-5449. The Company’s registered and records office is located at Suite 1200 – 750 West Pender Street, Vancouver, British Columbia, V6C 2T8.

About This Offering

This reoffer prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this reoffer prospectus, of up to 7,760,612 Shares previously issued or issuable upon the exercise of options granted, or to be granted, under the Stock Option Plan. The Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares covered by this reoffer prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the Shares by the Selling Securityholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Securityholders will be borne by them.

RISK FACTORS

An investment in the securities of the Company should be considered highly speculative and involves certain risks. When evaluating the Company and its business, prospective investors should carefully consider all of the information disclosed in this reoffer prospectus and the Company’s profile on the SEDAR website at www.sedar.com and on EDGAR at www.sec.gov, as well as the risks described below, and in the documents incorporated by reference in this reoffer prospectus, including the risks described under the heading "Risk Factors" in the Company's Annual Information Form filed as Exhibit 99.1 to our annual report on Form 40-F (File No. 001-41489), filed with the SEC on April 28, 2023 and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this reoffer prospectus.. See “Information Incorporated by Reference.” Such risk factors could materially affect the Company’s future operating results and could cause actual events to differ materially from those described in forward-looking statements relating to the Company.

There is no assurance that risk management steps taken will avoid future loss due to the occurrence of the risks described below (or incorporated by reference herein) or other unforeseen risks. As a result of the occurrence of any of these risks, the Company’s business, financial condition and operating results could be adversely affected.

The risks and uncertainties described or incorporated by reference herein are not the only ones the Company faces. Additional risks and uncertainties, including those that the Company is unaware of or that are currently deemed immaterial, may also adversely affect the Company and its business. Investors should consult with their professional advisors to assess any investment in the Company.

Risks Related to Shares

Risk of Loss of Entire Investment

An investment in the securities of the Company, as well as the Company’s prospects, is speculative due to the risky nature of its business and the present stage of its development. Investors may lose their entire investment. Investors should carefully consider the risk factors described under the heading “Risk Factors” in this reoffer prospectus. The risks described in this reoffer prospectus are not the only ones facing the Company. Additional risks not currently known to the Company, or that the Company currently deems immaterial, may also impair the Company’s operations. There is no assurance that risk management steps taken will avoid future loss due to the occurrence of the risks described below or other unforeseen risks. As a result of the occurrence of any of these risks, the Company’s business, financial condition and operating results could be adversely affected. Investors should carefully consider the risks in this reoffer prospectus and the other information elsewhere in this reoffer prospectus and consult with their professional advisors to assess any investment in the Company.

No Guarantee of a Positive Return in an Investment

There is no guarantee that an investment in the securities of the Company will earn any positive return in the short term or long term. An investment in the securities of the Company involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in securities of the Company is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment.

Price Volatility

Securities markets have a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. Factors unrelated to the financial performance or prospects of the Company include macroeconomic developments in North America and globally, and market perceptions of the attractiveness of particular industries. There can be no assurance that continued fluctuations in prices will not occur. As a result of any of these factors, the market price of securities of the Company of the Company at any given point in time may not accurately reflect the long term value of the Company. If such increased levels of volatility and market turmoil continue for a protracted period of time, the Company’s business, results of operations or financial condition and the trading price of the Shares may be materially adversely affected.

In addition, broad market and industry factors may harm the market price of the Shares. Hence, the price of the Shares could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the price of the Shares regardless of the Company’s operating performance. In the past, following a significant decline in the market price of a company’s securities, there have been instances of securities class action litigation having been instituted against that company. If the Company is involved in any similar litigation, it could incur substantial costs, its management’s attention and resources could be diverted and the Company’s business, results of operations and financial condition could be materially adversely affected.

Dilution

Additional financing needed to continue funding the development and operation of the Company may require the issuance of additional securities of the Company. The issuance of additional securities and the exercise of Share purchase warrants, stock options and other convertible securities will result in dilution of the equity interests of any persons who are or may become holders of Shares.

Future sales (or the perception of future sales) of the Company’s securities by existing shareholders or by the Company could cause the market price of Shares to drop significantly, even if its business is doing well

The Company may issue additional securities to finance future activities outside of the Offering. Sales of a substantial number of Shares by existing holders or by the Company could occur at any time, including sales from existing shareholders following the closing of this Offering who may be concerned about the dilutive effect of this Offering on their investment holdings, and resales from purchasers of Shares who are not subject to any lock-up or other transfer restrictions. These sales, or the perception in the market that the holders of a large number of Shares or securities convertible into Shares or that the Company intends to sell Shares or securities convertible into Shares, could reduce the market price of Shares. A decline in the market prices of the Shares could impair the Company’s ability to raise additional capital through the sale of securities should the Company desire to do so.

Further, the Company cannot predict the size of future issuances of Shares or the effect, if any, that future issuances and sales of Shares will have on the market price of Shares. Sales of a substantial number of Shares, or the perception that such sales could occur, may adversely affect prevailing market prices for Shares.

Listing on the NYSE American

Our Shares were listed on the NYSE American on January 23, 2023. Continued listing of a security on the NYSE American is conditioned upon compliance with various listing standards. Failure to comply with the NYSE American’s continued listing standards could result in the NYSE American delisting our Shares resulting in our Shares trading in the less liquid over-the-counter market.

If the NYSE American delists our Shares, investors may face material adverse consequences including, but not limited to, a lack of trading market for our securities, reduced liquidity, decreased analyst coverage of our securities, and an inability for us to obtain additional financing to fund our operations.

Moreover even to the extent our Shares remain listed on the NYSE American, there can be no assurance an active and liquid trading market for our Shares will develop or be maintained.

USE OF PROCEEDS

The Shares offered hereby are being registered for the account of the Selling Securityholders named in this reoffer prospectus. All proceeds from the sales of Shares will go to the Selling Securityholders, and we will not receive any proceeds from the resale of the Shares by the Selling Securityholders.

SELLING SECURITYHOLDERS

The Selling Securityholders are our current or former officers, directors, employees and consultants who have been, or may in the future be, issued Shares upon the exercise of options granted to the Selling Securityholders pursuant to the enCore Energy Corp. Stock Option Plan, as amended and restated on November 30, 2021 (the “Stock Option Plan”).

The following table sets forth information with respect to the Selling Securityholders and Shares beneficially owned by the Selling Securityholders as of July 6, 2023. The percentage of beneficial ownership is calculated based on 143,505,199 our shares outstanding as of such date. The Selling Securityholders may offer all, some or none of the Shares covered by this reoffer prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their Shares since the date on which the information in the following table is presented in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time, and, if necessary, we will amend or supplement this reoffer prospectus accordingly. We cannot give an estimate as to the number of Shares that will actually be held by the Selling Securityholders upon termination of this offering because the Selling Securityholders may offer some or all of their Shares under the offering contemplated by this reoffer prospectus or acquire additional Shares. We cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all of such Shares.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. Each of the Selling Stockholders named below and its permitted transferees, pledgees, donees or other successors may from time to time offer the Shares offered by this reoffer prospectus.

Name of Selling Securityholder(1)	Shares Beneficially Owned Prior to the Resale(2)	Maximum Number of Shares Which May Be Offered for Resale(3)	Shares Beneficially Owned After Completion of the Resale(4)	% of Shares Beneficially Owned After Completion of the Resale(2)(4)
William Sheriff	3,010,722	1,150,000	1,860,722	1.297%
Dennis Stover	1,150,500	1,133,833	16,667	*
Mark Pelizza	784,999	781,666	3,333	*
Susan Hoxie-Key	341,667	341,667	-	*
William Harris	962,779	952,779	10,000	*
Richard Muriel Cherry	644,999	641,666	3,333	*
Paul Goranson	1,463,444	1,358,333	105,111	*
Carrie Mierkey	400,297	400,000	297	*
Gregory Zerzan	233,333	233,333	-	*
Peter Luthiger	183,333	183,333	-	*
Nathan Tewalt	800,000	16,667	783,333	*
Douglas Underhill	1,184,668	471,667	713,001	*
Gordon Peake	159,335	95,668	63,667	*

*	Less than one percent.
(1)	The business address of each of these shareholders is 101 N. Shoreline Blvd. Suite 450, Corpus Christi, TX 78401.
(2)	Beneficial ownership and the percentage of Shares beneficially owned is computed on the basis of 143,505,199 Shares outstanding as of the July 6, 2023 and determined in accordance with the rules and regulations of the SEC.
(3)	Includes Shares issuable upon settlement of the exercise of stock options, including those that will vest more than 60 days from the determination date.
(4)	Assumes that all of the Shares held by each Selling Securityholder and being offered under this reoffer prospectus are sold, and that no Selling Securityholder will acquire additional Shares before the completion of this offering.

PLAN OF DISTRIBUTION

We are registering the Shares hereunder to permit the Selling Securityholders to conduct public secondary trading of these Shares from time to time after the date of this reoffer prospectus. We will not receive any of the proceeds of the sale of the Shares. The aggregate proceeds to the Selling Securityholders from the sale of the Shares will be the purchase price of such shares less any discounts and commissions. We will not pay any brokers' or underwriters' discounts and commissions in connection with the registration and sale of the Shares. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares may be sold from time to time:

●	directly by the Selling Securityholders; or

●	through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions, or agent's commissions from the Selling Securityholders or the purchasers of the Shares.

Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this reoffer prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

The Selling Stockholders will determine at what price they may sell offered Shares. The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on the NYSE American or any other national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	through trading plans entered into by the Selling Securityholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this reoffer prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Shares being offered, and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the Shares. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise, or gift the Shares by other means not described in this reoffer prospectus. In addition, any Shares that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this reoffer prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market- making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares which are being offered under the Registration Statement of which this reoffer prospectus forms a part will be passed upon for the Company by Morton Law LLP.

EXPERTS

The auditors of the Company, Davidson & Company LLP (“Davidson”), prepared independent auditor’s reports in respect of the audited financial statements of the Company for the years ended December 31, 2021 and 2020. Davidson has advised the Company that they are independent of the Company within the context of the CPA Code of professional conduct of the Chartered Professional Accountants of British Columbia.

As of the date of this reoffer prospectus, the partners and associates of Morton Law LLP, beneficially own, directly or indirectly, less than 1% of the outstanding Shares of the Company.

The following are the qualified persons involved in preparing the NI 43-101 technical reports or who certified a statement, report or valuation from which certain scientific and technical information relating to the Company’s material mineral projects contained in this reoffer prospectus or in documents incorporated by reference herein has been derived, and in some instances extracted from:

●	Douglas L. Beahm, P.E., P.G., BRS Inc. and Terence P. McNulty, PE, PHD, McNulty and Associates prepared the report entitled “Marquez-Juan Tafoya Uranium Project” dated and with an effective date of June 9, 2021;

●	Douglas L. Beahm, P.E., P.G., Carl Warren, P.E., P.G., and W. Paul Goranson, P.E. prepared the Crownpoint and Hosta Butte Technical Report entitled “Crownpoint and Hosta Butte Uranium Project, McKinley County, New Mexico, USA Mineral Resources Technical Report” dated and with an effective date of February 25, 2022 and a revision date of March 16, 2022;

●	Ray Moores, P.E. of Western Water Consultants Inc. and Steve Cutler, P.G. of Roughstock Mining Services, LLC prepared the report entitled “NI 43-101 Technical Report, Preliminary Economic Assessment, Gas Hills Uranium Project, Fremont And Natrona Counties, Wyoming, USA” dated August 10, 2021 with an effective date of June 28, 2021;

●	Matthew Yovich, P.E. of Woodard & Curran and Steve Cutler, P.G. of Roughstock Mining Services, LLC prepared the report entitled “NI 43-101 Technical Report Preliminary Economic Assessment Dewey-Burdock Uranium ISR Project South Dakota, USA” dated December 22, 2020 and effective as of December 3, 2019; and

●	Douglas Beahm, P.E., P.G. of BRS Inc. prepared the report entitled “Technical Report Summary for the Alta Mesa Uranium Project, Brooks and Jim Hogg Counties, Texas, USA” dated effective January 19, 2023.

Technical information not contained in the technical reports above but disclosed in this reoffer prospectus, including but not limited to under the heading “Use of Proceeds” herein, or in documents incorporated by reference herein, was reviewed and approved by Paul Goranson, MSc, P.E., a qualified person under NI 43-101, and the Chief Executive Officer of the Company.

The named experts above in connection with the preparation of the NI 43-101 Technical Report held, directly or indirectly, less than one percent of the issued and outstanding Shares of the Company or its affiliates, as applicable, at the time of the preparation of the above-noted technical reports.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file certain periodic reports and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this reoffer prospectus, over the internet at the SEC's website at www.sec.gov. As we are a Canadian issuer, we also file continuous disclosure documents with the Canadian securities regulatory authorities, which documents are available on the System for Electronic Document Analysis and Retrieval website maintained by the Canadian Securities Administrators at www.sedar.com.

Our website address is https://www. encoreuranium.com. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this reoffer prospectus.

INFORMATION INCORPORATED BY REFERENCE

We incorporate information into this reoffer prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this reoffer prospectus, except to the extent superseded by information contained in this reoffer prospectus or by information contained in documents filed with the SEC after the date of this reoffer prospectus. This reoffer prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the SEC. These documents contain important information about us and our financial condition.

(a) our annual report on Form 40-F as filed with the SEC on April 28, 2023, as amended by (i) Amendment No. 1 to our Annual Report on Form 40-/A, filed with the SEC on June 7, 2023 (the “40-F”);

(b) our current reports on Form 6-K furnished to the SEC on June 27, 2023, June 22, 2023, June 12, 2023, June 7, 2023, June 6, 2023, May 24, 2023, May 23, 2023, May 18, 2023, May 15, 2023, May 8, 2023 and May 1, 2023; and

(c) the description of the Shares included under the heading “Capital Structure” in the Company’s Annual Information Form for the year ended December 31, 2022, attached to the 40-F as Exhibit 99.1, including any amendment or report filed for the purpose of updating such description.

In addition, all subsequent annual reports on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Form 10-Q or 8-K that we file pursuant to the Exchange Act, prior to the termination of this offering, are hereby incorporated by reference into this reoffer prospectus. Also, we may incorporate by reference reports on Form 6-K that we furnish subsequent to the date of this reoffer prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this reoffer prospectus.

For purposes of this reoffer prospectus, any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this reoffer prospectus but not delivered with this reoffer prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Copies of the documents incorporated herein by reference may be obtained on request and without charge from the Company at 101 N. Shoreline Blvd, Suite 450, Corpus Christi, Texas 78401, or telephone 361-239-5449, and are also available electronically through EDGAR at www.sec.gov.

7,760,612 Shares

enCore Energy Corp.

Common Shares

REOFFER PROSPECTUS

July 7, 2023

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents which have been and will in the future be filed by the Company with the SEC are incorporated into this Registration Statement by reference:

(a) our annual report on Form 40-F as filed with the SEC on April 28, 2023, as amended by (i) Amendment No. 1 to our Annual Report on Form 40-/A, filed with the SEC on June 7, 2023 (the “40-F”);

(b) our current reports on Form 6-K furnished to the SEC on our current reports on Form 6-K furnished to the SEC on June 27, 2023, June 22, 2023, June 12, 2023, June 7, 2023, June 6, 2023, May 24, 2023, May 23, 2023, May 18, 2023, May 15, 2023, May 8, 2023 and May 1, 2023;

(c) the description of the Shares included under the heading “Capital Structure” in the Company’s Annual Information Form for the year ended December 31, 2022, dated April 28, 2023, attached to the 40-F as Exhibit 99.1, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Each of W. Paul Goranson, Ray Moores, Steve Cutler, Matthew Yovich, Terence P. McNulty, Douglas L. Beahm and Carl Warren is a person who has reviewed or supervised the preparation of information contained or incorporated by reference in this Registration Statement upon which certain scientific and technical information relating to enCore’s mineral properties is based. As of the date hereof, each of such persons owns beneficially, directly or indirectly, less than 1% of any outstanding class of securities of the Company. W. Paul Goranson and is an officer or employee of the Company and/or an officer, director or employee of one or more of its associates or affiliates.

Item 6. Indemnification of Officers and Directors.

The Company is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160 of the Act, we may, subject to Section 163 of the Act:

(1)	indemnify an individual who:

●	is or was a director or officer of the Company;

●	is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of the Company; or (ii) at our request, or

●	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties to which the eligible party is or may be liable; and

(2)	after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and eligible proceeding.

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

“proceeding” includes any legal proceeding or investigative action, whether current, threatened , pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Act, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable under Section 160(a) of the Act, or pay the expenses of an eligible party in respect of that proceeding under Sections 160(b), 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

●	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be;

●	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful; or

●	if an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable under Section 160(a) of the Act, or pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, on application of the Company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

●	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

●	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

●	order the enforcement of, or payment under, an agreement of indemnification entered into by us;

●	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

●	make any other order the court considers appropriate.

Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

Under our articles, and subject to the Act, we must indemnify a director, former director or alternate director and his or her heirs and personal or other legal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and officer is deemed to have contracted with the Company on the terms of the indemnity contained in our articles.

Under our articles, and subject to the Act, we may agree to indemnify and may indemnify any person (including an eligible party). We have entered into indemnity agreements with our directors and officers.

Pursuant to our articles, the failure of a director, alternate director or officer to comply with the Act or our articles does not, of itself, invalidate any indemnity to which he or she is entitled under our articles.

Under our articles, we may purchase and maintain insurance for the benefit of a person (or his or her heirs or legal personal representatives) who:

●	is or was a director, alternate director, officer, employee or agent of the Company;

●	is or was a director, alternate director, officer, employee or agent of another corporation at a time when such corporation is or was an affiliate of the Company, or

●	at our request, is or was, or holds or held a position equivalent to that of, a director, alternate director or officer of a corporation or a partnership, trust, joint venture or other unincorporated entity, against any liability incurred by him or her as a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the United States Securities Act of 1933 and is therefore unenforceable.

The exhibits listed in the exhibit index, appearing elsewhere in this Registration Statement, have been filed as part of this Registration Statement.

Item 7. Exemption From Registration Claimed.

The shares being reoffered and resold pursuant to the reoffer prospectus were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Rule 701 promulgated thereunder, as transactions by an issuer not involving a public offering or pursuant to a written compensatory benefit plan.

Item 8. Exhibits.

Exhibit Number	Exhibit Title
4.1	Articles of the Company
5.1	Opinion of Morton Law LLP
23.1	Consent of Davidson & Company LLP
23.2	Consent of W. Paul Goranson, P.E.
23.3	Consent of Ray Moores, P.E
23.4	Consent of Steve Cutler, P.G.
23.5	Consent of Matthew Yovich, P.E
23.6	Consent of Terence P. McNulty, D. Sc., P.E., Ph. D
23.7	Consent of Douglas L. Beahm, P.E., P.G.
23.8	Consent of Carl Warren, P.E., P.G
23.9	Consent of Morton Law LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature pages of this registration statement)
99.1	enCore Energy Corp. Stock Option Plan
107	Filing fee table

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, State of Texas, on July 7, 2023.

enCore Energy Corp.

By:	/s/ W. Paul Goranson
	Name:	W. Paul Goranson
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gregory Zerzan and W. Paul Goranson, or any of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ W. Paul Goranson	Chief Executive Officer and Director	July 7, 2023
W. Paul Goranson	(Principal Executive Officer)

/s/ Carrie Mierkey	Chief Financial Officer	July 7, 2023
Carrie Mierkey	(Principal Financial and Accounting Officer)

/s/ William M. Sheriff	Executive Chairman of the Board of Directors	July 7, 2023
William M. Sheriff

/s/ Dennis E. Stover	Director	July 7, 2023
Dennis E. Stover

/s/ Richard M. Cherry	Director	July 7, 2023
Richard M. Cherry

/s/ Mark S. Pelizza	Director	July 7, 2023
Mark S. Pelizza

/s/ William B. Harris	Director	July 7, 2023
William B. Harris

/s/ Susan Hoxie-Key	Director	July 7, 2023
Susan Hoxie-Key

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on July 7, 2023.

enCore Energy US Corp.

By:	/s/ Gregory Zerzan
	Name:	Gregory Zerzan
	Title:	Chief Administrative Officer, General Counsel and Secretary